Exhibit (m)(3)(b)

SCHEDULE A EATON VANCE MUNICIPALS TRUST CLASS C DISTRIBUTION PLAN Effective: November 14, 2005

Name of Fund Adopting this Plan	Date of Original Plan (Inception Date)

Eaton Vance Alabama Municipals Fund	N/A
Eaton Vance Arizona Municipals Fund	N/A
Eaton Vance Arkansas Municipals Fund	N/A
Eaton Vance California Municipals Fund*	N/A
Eaton Vance Connecticut Municipals Fund	N/A
Eaton Vance Florida Municipals Fund	N/A
Eaton Vance Georgia Municipals Fund	N/A
Eaton Vance Kentucky Municipals Fund	N/A
Eaton Vance Maryland Municipals Fund	N/A
Eaton Vance Massachusetts Municipals Fund	N/A
Eaton Vance Michigan Municipals Fund	N/A
Eaton Vance Minnesota Municipals Fund	N/A
Eaton Vance Missouri Municipals Fund	N/A
Eaton Vance National Municipals Fund	November 22, 1993/January 27, 1995 (January 30, 1995)
Eaton Vance New Jersey Municipals Fund	N/A
Eaton Vance New York Municipals Fund	N/A
Eaton Vance North Carolina Municipals Fund	N/A
Eaton Vance Ohio Municipals Fund	N/A
Eaton Vance Oregon Municipals Fund	N/A
Eaton Vance Pennsylvania Municipals Fund	N/A
Eaton Vance Rhode Island Municipals Fund	N/A
Eaton Vance South Carolina Municipals Fund	N/A
Eaton Vance Tennessee Municipals Fund	N/A
Eaton Vance Virginia Municipals Fund	N/A